Exhibit 99.1


                       Buffalo Wild Wings, Inc. Announces
     Fourth Quarter 2005 Results; Fourth Quarter Earnings Per Diluted Share of $0.30, Which Includes an Impairment Charge of $0.08

    MINNEAPOLIS--(BUSINESS WIRE)--Feb. 7, 2006--Buffalo Wild Wings, Inc. (Nasdaq:BWLD), announced today financial results for the fourth quarter ended December 25, 2005. Highlights for the fourth quarter were:

    -- Total revenue increased 21.3% over the prior year to $59.0 million

    -- Company-owned restaurant sales grew 21.3% over the prior year to $52.3 million

    -- Fourth quarter same-store sales increased 2.5% at company-owned restaurants and 2.6% at franchised restaurants over the prior year

    -- Earnings per diluted share of $0.30, which includes an impairment charge of $0.08

    Sally Smith, President and Chief Executive Officer, commented, "We are pleased with our continued top-line growth in the fourth quarter, increasing revenue by 21% over the prior year, the result of continued same-store sales increases and new restaurant openings. Earnings per diluted share were $0.30 for the quarter, compared to $0.28 in the prior year. Our bottom-line performance was impacted by an impairment charge of $1.1 million, due to an asset write-down of three restaurants in the Atlanta market. We ended the year with a 23% growth in revenue to $209.7 million. This translates into an increase of 21% in earnings per diluted share to $1.02 for 2005, from $0.84 in 2004."
    Total revenue, which includes company-owned restaurant sales and franchise royalties and fees, increased 21.3% to $59.0 million in the fourth quarter compared to $48.6 million in the fourth quarter of 2004. Company-owned restaurant sales for the quarter increased 21.3% to $52.3 million driven by a company-owned same-store sales increase of 2.5% and 19 more company-owned locations in operation at the end of fourth quarter 2005 relative to the same period in 2004. Franchise royalties and fees increased 21.1% to $6.7 million versus $5.5 million in the prior year. This increase was due to a franchised same-store sales increase of 2.6% and 45 more franchised restaurants at the end of the period versus a year ago.
    Average weekly sales for company-owned restaurants were $33,953 for the fourth quarter of 2005 compared to $33,038 for the same quarter last year, a 2.8% increase. Franchised restaurants averaged $42,533 for the period versus $40,926 in the fourth quarter a year ago, a 3.9% increase.
    For the fourth quarter, earnings per diluted share were $0.30, which included an impairment charge of $1.1 million, or $0.08 per diluted share, and stock-based compensation expense of $653,000 or $.05 per diluted share. This compares to fourth quarter 2004 earnings per diluted share of $0.28, which did not include an impairment charge, but did include stock-based compensation expense of $491,000, or $0.04 per diluted share.

    First Quarter 2006 Outlook

    For the first quarter ending March 26, 2006, we expect total revenue of approximately $62 to $63 million, based on estimated same-store sales increases of 4 to 6% for company-owned and 3 to 5% for franchised restaurants, as well as the addition of two company-owned and nine franchised restaurants. Earnings per diluted share for the first quarter are expected to range from $0.35 to $0.38. This is based on the previously-mentioned revenue assumptions, average chicken wing prices for the first quarter of $1.22 per pound, stock-based compensation expense of $750,000 and diluted weighted average shares outstanding of 8.8 million.
    "We are excited about our plans for 2006," commented Ms. Smith. "In the first quarter, we are introducing our newly designed menu, which highlights our signature sauces and unveils four new sauces. In January, we kicked off our year-long partnership with ESPN, our first step into national advertising. We believe this national exposure, paired with an additional 0.5% system-wide contribution to our advertising fund, will provide a great start to the year." Ms. Smith concluded, "We continue to focus on restaurant operations with the goal of improving store-level margins. We look forward to sharing our successes with you during the year."
    Included in this release is information regarding restaurant unit counts, same-store sales and average weekly sales volumes. Our management team believes such information is an important measure of our performance and is useful in assessing consumer acceptance of the Buffalo Wild Wings Grill & Bar concept. Franchise information also provides an understanding of our revenues as franchise royalties and fees are based on the opening of franchised units and their sales. However, these sales measures are not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP, and may not be comparable to sales measures as defined or used by other companies.
    Buffalo Wild Wings will be hosting a conference call today, February 7, 2006 at 5:00 p.m. EST to discuss these results. There will be a simultaneous webcast conducted at our website http://www.buffalowildwings.com.
    A replay of the call will be available until February 14, 2006. To access this replay, please dial (719) 457-0820, password 4340246.

    About the Company

    Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is an established and growing owner, operator and franchisor of Buffalo Wild Wings Grill & Bar restaurants featuring a variety of boldly flavored, made-to-order menu items including Buffalo, New York-style chicken wings spun in one of our signature sauces. The widespread appeal of Buffalo Wild Wings establishes it as an inviting, neighborhood destination with 375 restaurants in 35 states.

    Forward-looking Statements

    Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance and expected store openings for the first quarter and our goal to improve store-level margins during 2006, are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of locations opening during the first quarter, the sales at these and our other company-owned and franchised locations, our ability to successfully operate in new markets, the cost of wings, the success of our marketing initiatives, our ability to control other restaurant operating costs and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.



               BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF EARNINGS

       Three months and fiscal years ended December 26, 2004 and

                           December 25, 2005

     (Dollar and share amounts in thousands except per share data)


                                 Three months ended Fiscal years ended
                                 ------------------ ------------------
                                 Dec. 26,  Dec. 25, Dec. 26,  Dec. 25,
                                   2004      2005     2004      2005
                                 --------- -------- -------- ---------

Revenue:
 Restaurant sales               $  43,104   52,288  152,221   185,823
 Franchising royalties and fees     5,502    6,664   18,827    23,877
                                 --------- -------- -------- ---------
     Total revenue                 48,606   58,952  171,048   209,700
                                 --------- -------- -------- ---------
Costs and expenses:
 Restaurant operating costs:
   Cost of sales                   13,983   16,153   51,507    58,771
   Labor                           12,596   15,467   43,853    55,403
   Operating                        6,375    8,665   23,080    29,717
   Occupancy                        2,665    4,005   10,259    14,172
Depreciation                        3,283    3,260    9,717    11,765
General and administrative          5,740    5,660   19,372    22,303
Preopening                            663      868    2,042     2,599
Restaurant impairment and
 closures                              26    1,120      573     1,991
                                 --------- -------- -------- ---------
     Total costs and expenses      45,331   55,198  160,403   196,721
                                 --------- -------- -------- ---------
Income from operations              3,276    3,754   10,645    12,979
                                 --------- -------- -------- ---------
Other income:
 Interest income                      209      382      671     1,340
                                 --------- -------- -------- ---------
Total other income                    209      382      671     1,340
                                 --------- -------- -------- ---------
Earnings before income taxes        3,485    4,136   11,316    14,319
Income tax expense                  1,061    1,518    4,115     5,439
                                 --------- -------- -------- ---------
Net earnings                        2,424    2,618    7,201     8,880
                                 ========= ======== ======== =========
Earnings per common share -
 basic                          $    0.29     0.31     0.88      1.05
Earnings per common share -
 diluted                             0.28     0.30     0.84      1.02
Weighted average share
 outstanding - basic                8,318    8,482    8,165     8,446
Weighted average share
 outstanding - diluted              8,645    8,711    8,604     8,708



The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:


                                 Three months ended Fiscal years ended
                                 ------------------ ------------------
                                 Dec. 26,  Dec. 25, Dec. 26   Dec. 25
                                   2004     2005      2004      2005
                                 -------- --------- -------- ---------

Revenue:
 Restaurant sales                   88.7%     88.7%    89.0%     88.6%
 Franchising royalties and fees     11.3      11.3     11.0      11.4
                                 -------- --------- -------- ---------
     Total revenue                 100.0     100.0    100.0     100.0
                                 -------- --------- -------- ---------
Costs and expenses:
 Restaurant operating costs:
   Cost of sales                    32.4      30.9     33.8      31.6
   Labor                            29.2      29.6     28.8      29.8
   Operating                        14.8      16.6     15.2      16.0
   Occupancy                         6.2       7.7      6.7       7.6
Depreciation                         6.8       5.5      5.7       5.6
General and administrative          11.8       9.6     11.3      10.6
Preopening                           1.4       1.5      1.2       1.2
Restaurant impairment and
 closures                            0.1       1.9      0.3       0.9
                                 -------- --------- -------- ---------
     Total costs and expenses       93.3      93.6     93.8      93.8
                                 -------- --------- -------- ---------
Income from operations               6.7       6.4      6.2       6.2
                                 -------- --------- -------- ---------
Other income:
 Interest income                     0.4       0.6      0.4       0.6
                                 -------- --------- -------- ---------
Total other income, net              0.4       0.6      0.4       0.6
                                 -------- --------- -------- ---------
Earnings before income taxes         7.2       7.0      6.6       6.8
Income tax expense                   2.2       2.6      2.4       2.6
                                 -------- --------- -------- ---------
Net earnings                         5.0       4.4      4.2       4.2
                                 ======== ========= ======== =========


               BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED BALANCE SHEETS

                December 26, 2004 and December 25, 2005

                     (Dollar amounts in thousands)


                                                     Dec. 26, Dec. 25,
                                                       2004     2005
                                                     -------- --------
                      Assets
Current assets:
   Cash and cash equivalents                        $ 12,557    3,986
   Marketable securities                              36,454   48,418
   Accounts receivable--franchisees, net of
    allowance of $25                                     689      731
   Accounts receivable--other                          2,077    3,700
   Inventory                                           1,207    1,502
   Income taxes receivable                             1,727       --
   Prepaid expenses                                    1,470    1,972
   Deferred income taxes                                 840      770
                                                     -------- --------
        Total current assets                          57,021   61,079
Property and equipment, net                           59,649   68,693
Restricted cash                                          782    2,115
Other assets                                             774      867
Goodwill                                                 759      369
                                                     -------- --------
        Total assets                                $118,985  133,123
                                                     ======== ========
    Liabilities and Common Stockholders' Equity
Current liabilities:
   Unearned franchise fees                          $  2,433    2,194
   Accounts payable                                    5,383    6,628
   Accrued income tax payable                             --      102
   Accrued compensation and benefits                   6,339    6,775
   Accrued expenses                                    3,663    3,900
   Current portion of deferred lease credits             509      604
                                                     -------- --------
        Total current liabilities                     18,327   20,203
Long-term liabilities:
   Marketing fund payables                               782    2,115
   Deferred income taxes                               6,298    4,755
   Deferred lease credits, net of current portion      7,871    9,202
                                                     -------- --------
        Total liabilities                             33,278   36,275
Commitments and contingencies
Common stockholders' equity:
   Undesignated stock, 5,600,000 shares authorized        --       --
   Common stock, no par value. Authorized
    15,600,000 shares; issued and outstanding
    8,425,771 and 8,616,222, respectively             71,491   74,503
   Deferred compensation                              (1,817)  (2,568)
   Retained earnings                                  16,033   24,913
                                                     -------- --------
        Total common stockholders' equity             85,707   96,848
                                                     -------- --------
        Total liabilities and common stockholders'
         equity                                     $118,985  133,123
                                                     ======== ========



              BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS

      Fiscal years ended December 26, 2004 and December 25, 2005

                    (Dollar amounts in thousands)

                                                Fiscal years ended
                                             -------------------------
                                             December 26, December 25,
                                                2004         2005
                                             ------------ ------------
Cash flows from operating activities:
  Net earnings                              $      7,201        8,880
  Adjustments to reconcile net earnings to
   cash provided by operations:
    Depreciation                                   9,717       11,765
    Amortization                                     151           90
    Restaurant impairment and closures               573        1,991
    Deferred lease credits                           142          362
    Tax benefit from stock issuance                  958          409
    Deferred income taxes                          1,947       (1,473)
    Stock-based compensation                         909        1,700
    Change in operating assets and
     liabilities:
      Accounts receivable                         (1,023)      (1,064)
      Inventory                                     (229)        (295)
      Prepaid expenses                              (240)        (502)
      Other assets                                   (72)         (93)
      Unearned franchise fees                        474         (239)
      Accounts payable                               442        1,245
      Income taxes                                (1,360)       1,829
      Accrued expenses                             1,772           95
                                             ------------ ------------
        Net cash provided by operating
         activities                               21,362       24,700
                                             ------------ ------------
Cash flows from investing activities:
  Acquisition of property and equipment          (23,310)     (21,947)
  Purchase of marketable securities              (95,475)     (91,539)
  Proceeds from marketable securities             58,870       79,485
                                             ------------ ------------
        Net cash used in investing
         activities                              (59,915)     (34,001)
                                             ------------ ------------
Cash flows from financing activities:
  Issuance of common stock                         1,572        1,014
  Tax payments for restricted stock                   --         (284)
                                             ------------ ------------
        Net cash provided by financing
         activities                                1,572          730
                                             ------------ ------------
        Net decrease in cash and cash
         equivalents                             (36,981)      (8,571)
  Cash and cash equivalents at beginning of
   year                                           49,538       12,557
                                             ------------ ------------
  Cash and cash equivalents at end of year  $     12,557        3,986
                                             ============ ============


BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

                           Restaurant Count

Company-owned Restaurants:

                    Q1            Q2            Q3            Q4
                    --            --            --            --
    2005           106           110           116           122
    2004            88            92            97           103
    2003            73            74            77            84
    2002            56            60            63            70
    2001            45            47            48            53


Franchised Restaurants:

                    Q1            Q2            Q3            Q4
                    --            --            --            --
    2005           212           224           234           248
    2004           168           175           189           203
    2003           131           138           142           161
    2002           108           119           123           129
    2001            95            97           100           105


                      Quarterly Same-Store Sales

Company-owned Restaurants:

               Q1          Q2          Q3          Q4         Year
               --          --          --          --         ----
  2005        6.1%        2.7%        1.8%        2.5%        3.2%
  2004        11.1%       10.6%       9.9%        7.6%        9.7%
  2003       (1.4%)       2.7%        6.7%        8.5%        4.3%
  2002        5.6%        4.6%       (0.7%)      (1.8%)       1.6%
  2001        9.1%        7.0%        6.4%        12.1%       8.8%


Franchised Restaurants:

               Q1          Q2          Q3          Q4         Year
               --          --          --          --         ----
  2005        3.2%        1.8%        1.1%        2.6%        2.2%
  2004        12.0%       10.4%       5.7%        3.7%        7.6%
  2003       (0.4%)       2.3%        8.5%        10.7%       5.6%
  2002        4.2%        4.5%        0.0%       (1.8%)       1.5%
  2001        4.3%        3.7%        5.3%        8.4%        5.5%



BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

                     Average Weekly Sales Volumes

Company-owned Restaurants:

               Q1          Q2          Q3          Q4         Year
               --          --          --          --         ----
  2005      $33,195      30,531      31,361      33,953      32,304
  2004       32,289      30,248      30,983      33,038      31,663
  2003       28,782      27,132      28,281      31,171      28,886
  2002       29,564      26,330      25,916      28,466      27,547
  2001       27,675      25,644      26,722      29,426      27,382

Franchised Restaurants:

               Q1          Q2          Q3          Q4         Year
               --          --          --          --         ----
  2005      $41,309      39,824      40,149      42,533      40,999
  2004       39,678      38,072      38,727      40,926      39,402
  2003       33,920      33,393      35,289      39,014      35,491
  2002       32,956      31,623      31,619      34,023      32,574
  2001       30,533      28,820      29,835      33,267      30,652

Average Quarterly Wing Prices Per Pound

               Q1          Q2          Q3          Q4         Year
               --          --          --          --         ----
  2005       $1.45        1.14        1.08        1.17        1.20
  2004        1.49        1.46        1.35        1.30        1.39
  2003        1.01        1.02        1.00        1.21        1.06
  2002        1.11        .87         .84         .78         .89
  2001        1.14        1.22        1.22        1.16        1.18


    CONTACT: Buffalo Wild Wings, Inc., Minneapolis
             Investor Relations Contact:
             Mary Twinem, 952-253-0731